UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2014

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

5445 DTC Parkway, Suite 925

Greenwood Village, Colorado 80111

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2014, Ampio Pharmaceuticals, Inc. (the “Company”) entered into an Addendum No. 4 (the “Addendum”) to the Sponsored Research Agreement, dated September 1, 2009 (the “Original Agreement”), by and among the Company, Trauma Research LLC (“Trauma Research”) and Luoxis Diagnostics, Inc., a subsidiary of the Company (“Luoxis”). Trauma Research is an entity controlled by our director and Chief Scientific Officer, Dr. Bar-Or. The Original Agreement expires on August 31, 2014 and is critical to the research and development activities of the Company and Luoxis as well as providing a cost efficient model for these activities. The Addendum extends the term of the Original Agreement through March 31, 2019, contains a “no termination” period through March 31, 2017 and significantly modifies and expands the research activities in support of the business plans of the Company and Luoxis. In exchange for Trauma Research extending the terms of the Original Agreement and for the expanded services, the Company and Luoxis have agreed to prepay Trauma Research in the aggregate amounts of $725,000 and $615,000, respectively, during 2014.

The foregoing description of the Addendum does not purport to be complete and is qualified in its entirety by reference to the Original Agreement, a redacted copy of which was filed as Exhibit 10.5 to Amendment No. 1 to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on March 17, 2010, and to the full text of the Addendum , which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2014. The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting that it be permitted to redact certain portions of the Addendum, consistent with the redacted Original Agreement. The omitted material will be included in the request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Mark D. McGregor
Mark D. McGregor

Chief Financial Officer

Dated: March 21, 2014